Exhibit 4.12.2

SECOND AMENDMENT

TO

EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of October 12, 2011 (but effective on the Effective Date, defined below) by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C. (the “Borrower”), Union Bank, N.A., as Administrative Agent (“Agent”), the other agents named herein, and the Lenders from time to time parties hereto (the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Company, Agent and the Lenders entered into that certain Eighth Amended and Restated Credit Agreement dated as of December 2, 2010 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Borrower as therein provided; and

WHEREAS, the Borrower, the Company, Agent and Majority Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.

“Credit Agreement” means the Original Agreement as amended hereby.

[SECOND AMENDMENT TO CREDIT AGREEMENT]

ARTICLE II.

AMENDMENT TO ORIGINAL AGREEMENT

Section 2.1. Designation and Conversion of Unrestricted Subsidiaries. Section 6.11(d) of the Original Agreement is hereby amended by adding the phrase “(other than Liens of the type described in Section 7.3(b))” immediately after the phrase “No Unrestricted Subsidiary will be the owner or holder of Indebtedness or Capital Stock of any Group Member nor be the beneficiary of any Lien on any property of any Group Member”.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective when and only when the Administrative Agent shall have received executed counterparts of this Amendment from the Majority Lenders and the following conditions precedent have been satisfied (the date such conditions are so satisfied herein called the “Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Administrative Agent:

(i) counterparts of the Amendment Documents executed by the applicable Loan Parties sufficient in number for recordation, as applicable, and distribution to the Administrative Agent and the Borrower.

(ii) a certificate on behalf of each applicable Loan Party certifying that none of the resolutions, incumbency certificates, Organization Documents and/or certificates of Responsible Officers of each Loan Party as the Administrative Agent has previously required evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party have been amended or are otherwise inaccurate since they were delivered and certifying resolutions authorizing this Amendment.

(iii) Such other documents or certificates as the Administrative Agent shall reasonably request.

(b) Any fees required to be paid to the Administrative Agent or any Lender on or before the Effective Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties. In order to induce each Lender to enter into this Amendment, the Borrower hereby (i) certifies that the representations and warranties made by it contained in Article 4 of the Original Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and agrees to execute, or cause to be executed, such other instruments or further amendments to Loan Documents as the Administrative Agent may reasonably request from time to time to give further effect to this Amendment.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to the Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of such Loan Party under this Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Original Agreement.

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Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE ENERGY CORPORATION CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Treasurer and Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

UNION BANK, N.A., as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ RANDALL L. OSTERBERG
Randall L. Osterberg Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ MARIA FERRADAS
Name: Maria Ferradas Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ MARK OBERREUTER
Name: Mark Oberreuter Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

THE ROYAL BANK OF SCOTLAND plc, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ SANJAY REMOND
Name: Sanjay Remond Title: Authorised Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

BNP PARIBAS, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ POLLY SCHOTT
Name: Polly Schott Title: Director

By:	/s/ BETSY JOCHER
Name: Betsy Jocher Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent, as an Issuing Lender and as a Lender

By:	/s/ DENNIS PETITO
Name: Dennis Petito Title: Managing Director

By:	/s/ SHARADA MANNE
Name: Sharada Manne Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ RONALD E. MCKAIG
Name: Ronald E. McKaig Title: Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ JOHN F. MILLER
Name: John F. Miller Title: Attorney-in-fact

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

DNB NOR BANK ASA, as a Lender

By:	/s/ NIKOLAI A. NACHAMKIN
Name: Nikolai A. Nachamkin Title: Senior Vice President

By:	/s/ BARBARA GRONQUIST
Name: Barbara Gronquist Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ RICK CANONICO
Name: Rick Canonico Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ LEON MO
Name: Leon Mo Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

MORGAN STANLEY BANK, as a Lender

By:	/s/ FRANK JOLLEY
Name: Frank Jolley Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

NATIXIS, as a Lender

By:	/s/ LOUIS P. LAVILLE, III
Name: Louis P. Laville, III Title: Managing Director

By:	/s/ TIMOTHY L. POLVADO
Name: Timothy L. Polvado Title: Senior Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ JOHN FRAZELL
Name: John Frazell Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

UBS AG, as a Lender

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa Title: Associate Director

By:	/s/ MARY E. EVANS
Name: Mary E. Evans Title: Associate Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:	/s/ ALLEN HUANG
Name: Allen Huang Title: AVP

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ NUPUR KUMAR
Name: Nupur Kumar Title: Vice President

By:	/s/ MICHAEL D. SPAIGHT
Name: Michael D. Spaight Title: Associate

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

COMPASS BANK, as a Lender

By:	/s/ IAN PAYNE
Name: Ian Payne Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ DEBBI L. BRITO
Name: Debbi L. Brito Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ JOHN S. LESIKAR
Name: John S. Lesikar Title: Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

SUNTRUST BANK, as a Lender

By:	/s/ GREGORY C. MAGNUSON
Name: Gregory C. Magnuson Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

NOMURA INTERNATIONAL PLC., as a Lender

By:	/s/ SEAN P. KELLY
Name: Sean P. Kelly Title: Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ MASAKAZU HASEGAWA
Name: Masakazu Hasegawa Title: Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

CONSENT AND AGREEMENT

By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Sixth Amended and Restated Guarantee Agreement dated as of December 2, 2010 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements, if any) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Sixth Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENERGY MARKETING, INC.

CHESAPEAKE E&P HOLDING CORPORATION

CHESAPEAKE OPERATING, INC.,

    on behalf of itself and, as general partner of

    CHESAPEAKE LOUISIANA, L.P.

CHK HOLDINGS CORPORATION

DIAMOND Y ENTERPRISE, INCORPORATED

GENE D. YOST & SON, INC.

LA LAND ACQUISITION CORPORATION

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE PLAZA, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

COMPASS MANUFACTURING, L.L.C.

EMLP, L.L.C., on behalf of itself and as general partner of

    EMPRESS LOUISIANA PROPERTIES, L.P.

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]

EMPRESS, L.L.C.

GOTHIC PRODUCTION, L.L.C.

GREAT PLAINS OILFIELD RENTAL, L.L.C.

HAWG HAULING & DISPOSAL, LLC

HODGES TRUCKING COMPANY, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

MKR HOLDINGS, L.L.C.

NOMAC DRILLING, L.L.C.

NORTHERN MICHIGAN EXPLORATION

    COMPANY, L.L.C.

PERFORMANCE TECHNOLOGIES, L.L.C.

VENTURA REFINING AND TRANSMISSION, LLC

WINTER MOON ENERGY COMPANY, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Treasurer and Senior Vice President of the entities listed above

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT]